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                                                                 EXHIBIT 4-K.2
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                                FIRST AMENDMENT
                                      TO
                   PREFERRED SECURITIES GUARANTEE AGREEMENT


     THIS FIRST AMENDMENT TO PREFERRED SECURITIES GUARANTEE AGREEMENT ("Amendment") is made and entered as of the ____ day of ______, 1996, by and among PACIFIC TELESIS GROUP, a Nevada corporation, and THE FIRST NATIONAL BANK OF CHICAGO, as trustee.

     WHEREAS, the parties executing this Amendment (the "Parties") have entered into a Preferred Securities Guarantee Agreement as of _______, 1996 (the "Preferred Guarantee");

     WHEREAS, the Parties wish to amend the Preferred Guarantee in the manner set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

     1.  AMENDMENT TO PREFERRED GUARANTEE

          1.1 The first paragraph of Section 6.2 of the Preferred Guarantee is hereby amended to read in its entirety as follows:

                "This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock; provided, that, this Guarantee Agreement shall be pari passu with the guarantee of the Guarantor issued in connection with the 7.56% Trust Originated Preferred Securities of Pacific Telesis Financing I."


     2.   MISCELLANEOUS

          2.1 Except as is specifically provided herein, this Amendment shall not be deemed to amend or modify the Preferred Guarantee. The Preferred Guarantee, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as amended by this Amendment, shall remain in full force and effect.

          2.2 This Amendment may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.



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     IN WITNESS WHEREOF,  the parties hereto have caused  this Amendment to be duly executed as of the day and year first above written.


PACIFIC TELESIS GROUP



By:_______________________________
      Name:
      Title:



The FIRST NATIONAL BANK OF CHICAGO
as Preferred Guarantee Trustee



By:_______________________________
      Name:
      Title:


































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